UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

24025 Park Sorrento, Suite 410

Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197

(Issuer’s telephone/facsimile numbers, including area code)

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Internal Review.

This 8/K-A is being filed to amend the 8-K filed on May 22, 2017.

This amendment corrects the date in which the Company, through its management and in discussion with its audit committee, determined a restatement was necessary to May 19, 2017 from May 19, 2016. Additionally, as management together with the Company’s audit committee determined that a restatement was necessary rather than necessitated by notice from the Company’s independent accountant, the letter from our independent accountant, Squar Milner, is not necessary.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date:	May 23, 2017	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date:	May 23, 2017	/s/ Roger Almond
ROGER ALMOND
Chief Financial Officer